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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

Nabriva Therapeutics plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     June 14, 2019

Dear Nabriva Therapeutics plc Shareholder:

        You are cordially invited to our Annual General Meeting of Shareholders on Wednesday, July 31, 2019, beginning at 3:00 p.m. Irish time (10:00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland. The enclosed notice of Annual General Meeting of Shareholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote "FOR" Proposals 1 and 2, as set forth in the proxy statement.

        We look forward to seeing you there.

Very truly yours,

Daniel Burgess
Chairman of the Board of Directors

        This proxy statement, the enclosed proxy card, our 2018 annual report to shareholders and our Irish Statutory Financial Statements for the year ended December 31, 2018 were first made available to shareholders on or about June 14, 2019.

NABRIVA THERAPEUTICS PLC
25-28 North Wall Quay
Dublin 1, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on Wednesday, July 31, 2019

        The 2019 Annual General Meeting of Shareholders (the "AGM") of Nabriva Therapeutics plc, an Irish public limited company (the "Company"), will be held on July 31, 2019, beginning at 3:00 p.m., Irish time (10:00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland, to receive the Company's Irish statutory financial statements for the fiscal year ended December 31, 2018 and the reports of the directors and auditors thereon, to review the affairs of the Company and to consider and vote upon the following matters:

  1.
  To elect, by separate resolutions, the eight director nominees named in this proxy statement to our board of directors to serve until the Company's 2020 Annual General Meeting of Shareholders;

  2.
  To ratify, in a non-binding advisory vote, the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to set the independent registered public accounting firm's remuneration; and

  3.
  To transact such other business as may properly come before the AGM or any adjournment or postponement thereof.

        Proposals 1 and 2 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. All proposals are more fully described in this proxy statement.

        Shareholders of record at the close of business on June 6, 2019 will be entitled to notice of and to vote at the AGM or any adjournment or postponement thereof.

By order of the Board of Directors,

Daniel Burgess Chairman of the Board of Directors
Dublin, Ireland June 14, 2019

        YOU MAY OBTAIN ADMISSION TO THE AGM BY IDENTIFYING YOURSELF AT THE AGM AS A SHAREHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON JUNE 6, 2019 WILL BE ADEQUATE IDENTIFICATION.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE AGM, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE AGM. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

        A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE AGM IS ENTITLED, USING THE PROXY CARD PROVIDED, TO APPOINT ONE OR MORE PROXIES TO ATTEND, SPEAK AND VOTE INSTEAD OF HIM OR HER AT THE AGM. A PROXY NEED NOT BE A SHAREHOLDER OF RECORD.

NABRIVA THERAPEUTICS PLC
25-28 North Wall Quay
Dublin 1, Ireland

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JULY 31, 2019

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders
to be held on July 31, 2019
This proxy statement, our 2018 annual report to
shareholders and our Irish Statutory Financial Statements for the year ended December 31, 2018 are available at www.envisionreports.com/nbrv for viewing, downloading and printing.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, and our Irish Statutory Financial Statements for the year ended December 31, 2018 will be furnished without charge to any shareholder upon written or oral request to the Company at 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Secretary, Telephone: (610) 816-6640.

Information about the AGM and Voting

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Nabriva Therapeutics plc (the "Company," "Nabriva," "we" or "us") for use at the 2019 Annual General Meeting of Shareholders (the "AGM") to be held on July 31, 2019, beginning at 3:00 p.m., Irish time (10:00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland, and at any adjournment or postponement thereof. On June 6, 2019, the record date for the determination of shareholders entitled to vote at the AGM, there were issued, outstanding and entitled to vote an aggregate of 72,782,466 of our ordinary shares, par value $0.01 per share ("ordinary shares"). Each ordinary share entitles the record holder thereof to one vote on each of the matters to be voted on at the AGM.

        On June 23, 2017, Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland, became the successor issuer to Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) organized under the laws of Austria, or Nabriva Austria, for certain purposes under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such succession occurred following the conclusion of a tender offer related to the exchange of American Depositary Shares and common shares of Nabriva Austria for ordinary shares of Nabriva Therapeutics plc, which resulted in Nabriva Therapeutics plc, a new Irish holding company, becoming the ultimate holding company of Nabriva Austria (the predecessor registrant and former ultimate holding company) and its subsidiaries, which we refer to as the Redomiciliation.

        Throughout this proxy statement, unless the context requires otherwise, all references to Nabriva Therapeutics plc, its board of directors, board committees, executive officers and directors, to its compensation and other policies, programs and reports on or prior to June 23, 2017 (the effective date of the Redomiciliation), refer to those of our predecessor, Nabriva Therapeutics AG, together with its subsidiaries.

        Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

        If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

  (1)
  You may vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card. If you vote by Internet, your use of that system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014, of each of Theodore Schroeder, Gary Sender and Robert Crotty as your proxy to vote your shares on your behalf in accordance with your Internet instructions. The internet voting facilities for eligible shareholders of record will close at 6:00 a.m., Irish time (1:00 a.m., Eastern Time), on the day of the AGM.

  (2)
  You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014, of each of Theodore Schroeder, Gary Sender and Robert Crotty as your proxy to vote your shares on your behalf in accordance with your telephone instructions. The telephone voting facilities for eligible shareholders of record will close at 6:00 a.m., Irish time (1:00 a.m., Eastern Time), on the day of the AGM.

  (3)
  You may vote by mail.    You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone. We must receive the completed proxy card by 12:00 p.m., Irish time (7:00 a.m., Eastern Time), on the day of the AGM.

  (4)
  You may vote in person.    If you attend the AGM, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the AGM. Ballots will be available at the AGM.

All proxies that are executed and delivered by mail or in person, or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual General Meeting of Shareholders in accordance with the shareholders' instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors' recommendations on such proposals as set forth in this proxy statement. All proxies will be forwarded to the Company's registered office electronically.

        After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the AGM by doing any one of the following things:

  •
  submitting a new proxy by following the "Vote by Internet" or "Vote by Phone" instructions on the enclosed proxy card at a date later than your previous vote but prior to the voting deadline (which is 6:00 a.m., Irish time (1:00 a.m., Eastern Time), on the day of the AGM);

  •
  signing another proxy card and either arranging for delivery of that proxy card by mail by 12:00 p.m., Irish time (7:00 a.m., Eastern Time), on the day of the AGM, or by delivering that signed proxy card in person at the AGM;

  •
  giving our Secretary a written notice before or at the AGM that you want to revoke your proxy; or

  •
  voting in person at the AGM.

        Your attendance at the AGM alone will not revoke your proxy.

        If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as "brokerage firms," your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of KPMG LLP as our independent registered public accounting firm and the authorization of the board of directors, acting through the audit committee, to set the independent registered public accounting firm's remuneration (Proposal 2) is a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of the board of directors (Proposal 1) is a "non-discretionary" item, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, your brokerage firm will not vote with respect to that proposal and your shares will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (June 6, 2019) to be admitted to the AGM. To be able to vote your shares held in street name at the AGM, you will need to obtain a proxy card from the holder of record.

Votes Required

        The holders of a majority of our ordinary shares issued and outstanding and entitled to vote at the AGM will constitute a quorum for the transaction of business at the AGM. Ordinary shares represented in person or by proxy (including "broker non-votes" (as described above) and shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the AGM. The following votes are required for approval of the proposals being presented at the AGM:

        Proposal 1: To Elect the Board of Directors. The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the election of a director nominee.

        Proposal 2: To Ratify, in a Non-Binding Advisory Vote, the Selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019 and to Authorize, in a Binding Vote, the Board of Directors, Acting Through the Audit Committee, to set the Auditor's Remuneration. The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year and to authorize the board of directors, acting through the audit committee, to set the auditor's remuneration.

        Shares that abstain from voting as to a particular matter and shares held in "street name" by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the proposals referenced above.

CORPORATE GOVERNANCE

Board of Directors

        Set forth below are the names and certain biographical information about each member of our board of directors as of June 1, 2019. Each director, other than Theodore Schroeder, was elected by our shareholders at the 2018 Annual General Meeting of the Company. Theodore Schroeder was appointed to the Company's board of directors effective immediately following the 2018 Annual General Meeting of the Company pursuant to the terms of the Employment Agreement, dated July 23, 2018, by and between Nabriva Therapeutics US, Inc. and Theodore Schroeder.

        All current members of the board of directors are standing for election at the AGM. The information presented includes each director's principal occupation and business experience for at least the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors possess the attributes and characteristics described in "—Board Processes—Director Nomination Process." There are no family relationships between or among any of our executive officers or directors.

Name	Age	Position
Daniel Burgess(1)(3)	57	Director, Chairman of the Board
Theodore Schroeder	64	Director, Chief Executive Officer
Colin Broom, MD	63	Director
Carrie Bourdow(2)	56	Director
Mark Corrigan, MD(2)(3)	61	Director
Charles A. Rowland, Jr.(1)(2)	60	Director
George H. Talbot, MD(3)	71	Director
Stephen Webster(1)(3)	58	Director

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

        Daniel Burgess has served on our board of directors since June 23, 2017. Mr. Burgess was a member of the supervisory board of Nabriva Austria and served as its chairman from October 2016 until the Redomiciliation. Mr. Burgess has been a venture partner at SV Life Sciences since 2014. He was previously president and chief executive officer of Rempex Pharmaceuticals, an antibiotics company he co-founded in 2011 and that was subsequently sold to The Medicines Company in 2013. Prior to this, Mr. Burgess was president and chief executive officer of Mpex Pharmaceuticals from 2007 until its acquisition by Aptalis Inc., now a subsidiary of Allergan plc, a publicy-traded pharmaceutical company, in April 2011. Prior to joining Mpex, Mr. Burgess held positions at Hollis-Eden Pharmaceuticals, Inc., Nanogen, Inc., Gensia Sicor, Inc., Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. Mr. Burgess serves as a director of Arbutus Biopharma Corporation and Cidara Therapeutics, each of which is a publicly-traded pharmaceutical company, as well as a director of several private companies. From July 2004 until its acquisition by Salix Pharmaceuticals, Inc. in January 2014, Mr. Burgess served on the board of directors of Santarus, Inc., a publicly-traded biopharmaceutical company. Mr. Burgess received his B.A. in economics from Stanford University and an M.B.A. from Harvard University. We believe Mr. Burgess is qualified to serve as a director because of his expertise and experience as an executive in the pharmaceutical industry and his educational background.

        Theodore Schroeder has served on our board of directors since August 1, 2018 and as our chief executive officer since July 24, 2018. During the last 30 years, Mr. Schroeder has been focused on drug development and commercialization in both large and small pharmaceutical companies. Most recently, he served as president, chief executive officer and director of Zavante Therapeutics from June 2015 until its acquisition by Nabriva Therapeutics in July 2018. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, in May 2004 and served as its President and Chief Executive Officer, and a member of the board of directors, until its acquisition in May 2014 by Mallinckrodt Pharmaceuticals, Inc., a publicly-traded pharmaceutical company. Prior to his time at Cadence, Mr. Schroeder held leadership roles at Elan Pharmaceuticals, Dura Pharmaceuticals and, earlier in his career, Bristol-Myers Squibb. He currently serves on the board of Cidara Therapeutics, a public biotechnology company, Otonomy, Inc., a public biopharmaceutical company, and Collegium Pharmaceuticals, a public pharmaceutical company. Mr. Schroeder previously served as a director of Hyperion Therapeutics, Inc., Incline Therapeutics, Inc. and Trius Therapeutics, Inc. until their respective acquisitions. He is a former chair of BIOCOM, the California life sciences trade association, and in 2014 he was named the EY Entrepreneur of the Year for the San Diego region and was listed as a national finalist. He received a bachelor's degree in management from Rutgers University. We believe Mr. Schroeder is qualified to serve as a director because of his expertise and experience as an executive in the pharmaceutical industry, his service on other boards of directors and his educational background.

        Colin Broom has served on our board of directors since June 23, 2017 and as our chief executive officer from April 12, 2017 until July 24, 2018. Dr. Broom was previously chief executive officer of Nabriva Austria from August 2014 until the Redomiciliation. Prior to joining Nabriva Austria, he served as chief scientific officer at ViroPharma Incorporated from 2004 until it was acquired by Shire plc in 2014. Dr. Broom served as vice president of clinical development and medical affairs in Europe for Amgen Inc. from 2000 to 2003 and previously held several leadership positions with Hoechst Marion Roussel (now Sanofi), SmithKline Beecham and Glaxo (now GlaxoSmithKline). Dr. Broom served as a member of the board of directors of NPS Pharmaceuticals, Inc. from 2009 until its acquisition by Shire in 2015. He is a member of the U.K. Royal College of Physicians and a fellow of the Faculty of Pharmaceutical Medicine. Dr. Broom received his B.Sc. from University College London and M.B.B.S. from St. George's Hospital Medical School. We believe that Dr. Broom is qualified to serve as a director due to his extensive experience in all stages of drug development and commercialization.

        Carrie Bourdow has served on our board of directors since June 23, 2017. Ms. Bourdow has been the president, chief executive officer, and member of the Trevena board of directors since October 2018. She has served in various senior positions at Trevena since May 2015. She joined Trevena as chief commercial officer and was appointed executive vice president and chief operating officer in January 2018. Prior to joining Trevena, Ms. Bourdow was vice president of marketing at Cubist Pharmaceuticals, Inc., from 2013 until its acquisition by Merck & Co., Inc. in January 2015. At Cubist, Ms. Bourdow led launch strategy, marketing, reimbursement and operations for five acute care hospital pharmaceuticals. Prior to Cubist, Ms. Bourdow served for more than 20 years at Merck & Co., Inc., where she held positions of increasing responsibility across multiple therapeutic areas. Ms. Bourdow holds a B.A. degree from Hendrix College and an M.B.A. from Southern Illinois University. We believe Ms. Bourdow is qualified to serve as a director due to her extensive experience in the biopharmaceutical industry, including her experience with anti-infectives and with the commercialization of new drugs.

        Mark Corrigan has served on our board of directors since June 23, 2017. Dr. Corrigan previously served on the supervisory board of Nabriva Austria from October 2016 until the Redomiciliation. Dr. Corrigan has been the chief executive officer of Correvio Pharma Corporation (formerly Cardiome Pharma), a public biopharmaceutical company, since March 2019. From April 2016 until March 2019, Dr. Corrigan was president of research and development of Tremeau Pharmaceuticals. Dr. Corrigan served as president and chief executive officer of Zalicus, Inc. from January 2010 until July 2014. Previously, Dr. Corrigan was executive vice president of research and development at the specialty pharmaceutical company Sepracor Inc., and prior to this, he spent 10 years with Pharmacia & Upjohn, most recently as group vice president of Global Clinical Research and Experimental Medicine. Dr. Corrigan currently serves on the boards of directors of Novelin Therapeutics, Inc., a public biopharmaceutical company, Correvio Pharma Corporation, Quartet Medicine, a private biotechnology company, and Accele BioPharma Inc., a private biopharmaceutical company. He previously served on the boards of directors of BlackThorn Therapeutics, Inc., CoLucid Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc., Avanair Pharmaceuticals, Inc., and EPIRUS Biopharmaceuticals, Inc., where he served as chairman of the board of directors. Dr. Corrigan holds an M.D. from the University of Virginia and received specialty training in psychiatry at Maine Medical Center and Cornell University. We believe Dr. Corrigan is qualified to serve as a director due to his extensive experience in the biopharmaceutical industry as both an executive and a board member and because of his education and training.

        Charles A. Rowland, Jr. has served on our board of directors since June 23, 2017. Mr. Rowland previously served on the supervisory board of Nabriva Austria from January 2015 until the Redomiciliation. Mr. Rowland served as chief executive officer of Aurinia Pharmaceuticals Inc. from April 2016 to January 2017. Mr. Rowland previously served as vice president and chief financial officer of ViroPharma Incorporated from 2008 until it was acquired by Shire plc in 2014. Prior to joining ViroPharma, Mr. Rowland served as executive vice president and chief financial officer, as well as interim co-chief executive officer, for Endo Pharmaceuticals Inc. from 2006 to 2008 and chief financial officer at Biovail Corporation from 2004 to 2006. He previously held finance and operational positions of increasing responsibility at Breakaway Technologies, Inc., Pharmacia, Novartis International AG and Bristol-Myers Squibb Company. Mr. Rowland currently serves as a member of the board of directors for Blueprint Medicines Corporation, a public biopharmaceutical company, Viking Therapeutics, a public, clinical-stage biopharmaceutical company, and Orchard Therapeutics, a public, clinical-stage biopharmaceutical company. In addition, Mr. Rowland serves as a member of the board of directors for Generation Bio and PsiOxus Therapeutics Ltd., both of which are privately held biopharmaceutical companies. Previously, he served on the board of directors at Idenix Pharmaceuticals, Inc., Vitae Pharmaceuticals, Inc., Bind Therapeutics Inc. and Aurinia Pharmaceuticals Inc. Mr. Rowland received his B.S. from Saint Joseph's University and M.B.A. from Rutgers University. We believe that Mr. Rowland is qualified to serve as a director due to his extensive experience in pharmaceutical operations and all areas of finance and accounting.

        George H. Talbot has served on our board of directors since June 23, 2017. Dr. Talbot previously served on the supervisory board of Nabriva Austria from 2009 until the Redomiciliation. Dr. Talbot has been the principal at Talbot Advisors LLC, a biopharmaceutical company consultancy, since 2007 and prior to that, from 2000 to 2006. From 2006 to 2007, he served as chief medical officer and executive vice president of Cerexa, Inc. prior to its acquisition by Forest Laboratories, Inc. Dr. Talbot also worked closely with Calixa Therapeutics, Inc. and Durata Therapeutics, Inc. prior to their acquisitions by Cubist Pharmaceuticals, Inc. and Actavis plc, respectively. He was an initial member of the Infectious Diseases Society of America's Antimicrobial Availability Task Force ("Bad Bugs, No Drugs") and recently completed a seven-year tenure as co-chair of the Foundation for the National Institutes of Health (FNIH) Biomarkers Consortium Projects for Endpoint Development in Acute Bacterial Skin and Skin Structure Infections, Community-acquired Bacterial Pneumonia, and Hospital-acquired Bacterial Pneumonia/Ventilator-associated Bacterial Pneumonia, which made evidence-based recommendations to the Food and Drug Administration for its Guidance development in these indications. Dr. Talbot received his B.A. from Wesleyan University, his M.D. from the Yale University School of Medicine, and his Infectious Diseases fellowship training at the University of Pennsylvania. After serving as a faculty member of the Infectious Diseases Section at the University of Pennsylvania, he joined the anti-infectives group at Rhone-Poulenc-Rorer in 1990. We believe that Dr. Talbot is qualified to serve as a director due to his education, training and extensive experience in the biopharmaceutical industry.

        Stephen Webster has served on our board of directors since June 23, 2017. Mr. Webster previously served on the supervisory board of Nabriva Austria from October 2016 until the Redomiciliation. Mr. Webster has been chief financial officer of Spark Therapeutics since July 2014. He was previously senior vice president and chief financial officer of Optimer Pharmaceuticals, Inc. from June 2012 until its acquisition by Cubist Pharmaceuticals in November 2013. Prior to this, Mr. Webster served as senior vice president and chief financial officer of Adolor Corporation, also acquired by Cubist, from 2008 to 2011. Previously, Mr. Webster served as managing director, Investment Banking Division, Health Care Group for Broadpoint Capital Inc. (formerly First Albany Capital). He also was a co-founder and served as president and chief executive officer of Neuronyx, Inc. Prior to this, Mr. Webster held positions of increasing responsibility, including as director, Investment Banking Division, Health Care Group, for PaineWebber Incorporated. Mr. Webster is currently a member of the board of directors of Viking Therapeutics, Inc. and NextCure, Inc. He holds an A.B. in economics from Dartmouth College and an M.B.A. from the University of Pennsylvania. We believe that Mr. Webster is qualified to serve as a director due to his extensive experience in the biopharmaceutical industry, particularly his service as a chief financial officer and in other executive management roles.

Board Composition

        Our articles of association provide that the number of directors on our board will be not less than two and not more than twelve, with the exact number determined by the board. Our board of directors is currently authorized for eight members. Our directors hold office for a term continuing until the next annual general meeting of shareholders or until the earlier of their resignation or removal.

        Our articles of association provide that the authorized number of directors may be changed only by resolution of our board of directors. Under the Irish Companies Act of 2014, and notwithstanding anything contained in our articles of association or in any agreement between us and a director, our shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. Our articles of association also provide that the office of a director will be vacated in certain circumstances including if the director is restricted or disqualified to act as a director under the Irish Companies Act of 2014, resigns his or her office by notice in writing, or is requested to resign in writing by not less than a majority of the other directors. Our board of directors may fill any vacancy occurring on the board of directors. If the board of directors fills a vacancy, the director shall hold office until the next election of directors and until his or her successor shall be elected.

Board Determination of Independence

        Applicable Nasdaq rules require a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of the listed company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of

Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

        In March 2019, our board of directors undertook a review of the independence of each then-sitting director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board has determined that each of our directors, with the exception of Colin Broom and Theodore Schroeder, is an "independent director" as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. Our board of directors had also previously determined that Axel Bolte, a former director who served during part of the year ended December 31, 2018, was an "independent director" as defined under applicable Nasdaq rules prior to his decision not to stand for re-election to our board of directors at our 2018 annual general meeting of shareholders. In making such determinations, our board considered the relationships that each such director has (or had in the case of Axel Bolte) with us, including each of the transactions described below in "—Board Policies—Related Person Transactions—Certain Relationships and Related Transactions," and all other facts and circumstances that our board deemed relevant in making such independence determinations. Mr. Schroeder is not an independent director because he is our chief executive officer, and Dr. Broom is not an independent director because he was employed as our chief executive officer during the past three years.

How Our Board Is Organized

Board Leadership Structure

        Mr. Burgess serves as chairman of our board of directors and Mr. Schroeder serves as our chief executive officer. We believe that having an independent director serve as our chairman allows our chief executive officer to focus on our business, while allowing the chairman of the board to fulfill a fundamental leadership role of providing advice to and independent oversight of our board.

        Our chief executive officer devotes a substantial amount of time and effort to his position. The chairman of the board role requires significant additional commitment, particularly as the board's oversight responsibilities continue to grow. Our board is committed to practicing good corporate governance and believes that having an independent non-executive director serving as chairman is the appropriate leadership structure for the company. The nominating and corporate governance committee periodically assesses the board's leadership structure and whether the board's leadership structure is appropriate given the specific characteristics or circumstances of the company at that time.

  Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted under the heading "Corporate Governance" on the Investor section of our website, which is located at http://investors.nabriva.com.

  Audit Committee

        Our audit committee consists of Charles A. Rowland, Jr., Daniel Burgess and Stephen Webster. Charles A. Rowland, Jr. was the chair of the audit committee until August 1, 2018, and Stephen Webster has been chair since August 1, 2018. The audit committee oversees our accounting and financial reporting processes and the audits of our consolidated financial statements. The audit committee is responsible for, among other things:

  •
  making recommendations to our board regarding the ratification by the annual general meeting of shareholders of our independent auditors;

  •
  overseeing the work of the independent auditors, including resolving disagreements between management and the independent auditors relating to financial reporting;

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  pre-approving all audit and non-audit services permitted to be performed by the independent auditors;

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  reviewing the independence and quality control procedures of the independent auditors;

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  reviewing and approving all proposed related-party transactions;

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  discussing the annual audited consolidated and statutory financial statements with management;

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  annually reviewing and reassessing the adequacy of our audit committee charter;

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  meeting separately with the independent auditors to discuss critical accounting policies, recommendations on internal controls, the auditor's engagement letter and independence letter and other material written communications between the independent auditors and the management; and

  •
  attending to such other matters as are specifically delegated to our audit committee by our board from time to time.

Our board of directors has determined that Charles A. Rowland, Jr. and Stephen Webster are "audit committee financial experts" as defined in the applicable SEC rules.

        Our audit committee met four times in 2018.

  Compensation Committee

        Our compensation committee consists of Carrie Bourdow, Mark Corrigan and Charles A. Rowland, Jr., and Charles A. Rowland, Jr. is the chair of the compensation committee. The compensation committee assists the board in reviewing and approving or recommending our compensation structure, including all forms of compensation relating to our directors and management. The compensation committee is responsible for, among other things:

  •
  reviewing and making recommendations to the board with respect to compensation of our board of directors and management;

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  reviewing and approving the compensation, including equity compensation, change-of-control benefits and severance arrangements, of our chief executive officer, chief financial officer and such other members of our management as it deems appropriate;

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  overseeing the evaluation of our management;

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  reviewing periodically and making recommendations to our board with respect to any incentive compensation and equity plans, programs or similar arrangements;

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  exercising the rights of our board under any equity plans, except for the right to amend any such plans unless otherwise expressly authorized to do so; and

  •
  attending to such other matters as are specifically delegated to our compensation committee by our board from time to time.

        Our compensation committee met five times in 2018.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Daniel Burgess, Mark Corrigan, George H. Talbot and Stephen Webster, and Daniel Burgess is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

  •
  recommending to the board persons to be nominated for election or re-election to the board at any meeting of shareholders;

  •
  overseeing the board's annual review of its own performance and the performance of its committees; and

  •
  developing and recommending to the board a set of corporate governance guidelines.

        Our nominating and corporate governance committee met four times in 2018.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2018, the members of our compensation committee were Axel Bolte, Carrie Bourdow, Mark Corrigan and Charles A. Rowland, Jr. No member of our compensation committee is, or has been, an officer or employee of ours or any subsidiary of ours. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving as a director or member of our compensation committee during the year ended December 31, 2018.

Board Meetings and Attendance

        Our board of directors met ten times in 2018. During 2018, each director attended at least 75% of the aggregate of the number of board meetings held during his or her term, and of the meetings held by all committees of the board on which he or she then served.

        Our directors are expected to attend our annual general meeting of shareholders. In August 2018, all of our then-current directors attended the Annual General Meeting of Shareholders either in person or by telephone.

Board Processes

Oversight of Risk

        Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition; and our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Each committee reports to the full board on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss such risks.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to directors and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any candidate for inclusion in our board's slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under "—Corporate Governance Guidelines". Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

        The nominating and corporate governance committee did not engage a search firm to identify and evaluate potential director candidates in 2018. In connection with the closing of our acquisition of Zavante Therapeutics, Mr. Theodore Schroeder, former president, chief executive officer and director of Zavante Therapeutics, was appointed as our chief executive officer, and his employment agreement with us provided that he be appointed to our board of directors immediately following our 2018 Annual General Meeting.

        All of the director nominees are currently members of our board of directors. The nominee biographies under "—Board of Directors" indicate the experience, qualifications, attributes and skills of each of our current directors that led our nominating and corporate governance committee and our board to conclude such director should continue to serve as one of our directors. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired for our board.

        Our nominating and corporate governance committee considers the value of diversity when selecting nominees, and believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Shareholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the shareholder or group of shareholders making the recommendation, including the number of ordinary shares owned by such shareholder or group of shareholders, to us at Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our articles of association and must be received by us no later than the date referenced below in "Other Matters—Deadline for Submission of Shareholder Proposals for 2020 Annual General Meeting of Shareholders." Assuming appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Our Directors

        Our board of directors will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. The chairman of the board, or otherwise the chair of the nominating and corporate governance committee, is primarily responsible for monitoring communications from shareholders and other interested parties and provides copies or summaries of such communications to the other directors as he considers appropriate. Shareholders who wish to communicate with our board of directors may do so by addressing such communications to Board of Directors, c/o Secretary, Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland. Communications will be forwarded to other directors if they relate to substantive matters that the chairman of the board or chair of the nominating and corporate governance committee considers appropriate for attention by the other directors.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the company and its shareholders. The guidelines provide that:

  •
  our board's principal responsibility is to oversee the management of the company;

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  a majority of the directors must be independent directors;

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  the independent directors meet in executive session at least twice a year;

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  directors have full and free access to management and, as necessary, independent advisors;

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  new directors participate in an orientation program; and

  •
  our board will conduct a periodic self-evaluation to determine whether it and its committees are functioning effectively.

        A copy of the corporate governance guidelines is posted under the heading "Corporate Governance" on the Investor Relations section of our website, which is located at http://investors.nabriva.com.

Board Policies

  Related Person Transactions

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the company is a participant, the amount involved exceeds the lesser of $120,000 and one percent of the average of the our total assets at year-end for the last two completed fiscal years and one of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our chief financial officer or general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of our business;

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  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of such transaction.

        Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our memorandum and articles of association.

        The policy provides that transactions involving compensation of our executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee's charter.

        In addition, under our Code of Business Conduct and Ethics, our directors, executive officers and employees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

  Certain Relationships and Related Transactions

        Since January 1, 2017, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% shareholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties:

  July 2018 Financing

        In July 2018, we completed an underwritten public offering for the sale of an aggregate of 18,181,818 ordinary shares. In connection with such offering, the below 5% shareholders and directors purchased an aggregate of 8,765,500 ordinary shares at a purchase price of $2.75 per ordinary share.

5% Shareholders / Directors:	Number of Shares Acquired
Entities affiliated with Vivo Capital	2,545,000
Novo A/S	1,815,000
Longitude Ventures Partners	1,815,000
Frazier Healthcare Partners	1,815,000
OrbiMed Private Investments V, L.P.	725,000
Daniel Burgess	36,000
George H. Talbot	14,500

  At-the-Market Offering

        In March 2018, Wellington Management Group LLP, purchased an aggregate of 3,414,100 of our ordinary shares at a purchase price of $5.50 per share under our "at-the-market" offering program for an aggregate purchase price of $18,777,550. Following such purchase, Wellington Management Group LLP beneficially owned more than 5% of our outstanding share capital.

  September 2017 Financing

        In September 2017, we completed an underwritten offering for the sale of an aggregate of 9,411,765 ordinary shares. In connection with such offering, Novo A/S, a 5% shareholder, purchased an aggregate of 1,000,000 ordinary shares at a purchase price of $8.50 per ordinary share for an aggregate purchase price of $8,500,000.

  Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics is applicable to all of our directors, officers and employees and is available on our website at http://investors.nabriva.com. Our Code of Business Conduct and Ethics provides that our directors, officers and employees are expected to avoid any action, position or interest that conflicts with the interests of our company or gives the appearance of a conflict. We expect that any amendment to this code, or any waivers of its requirements, will be disclosed on our website. Information contained on, or that can be accessed through, our website is not incorporated by reference into this document, and you should not consider information on our website to be part of this document.

EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of June 1, 2019:

Name	Age	Position
Theodore Schroeder	64	Chief Executive Officer
Robert Crotty	45	General Counsel and Secretary
Steven Gelone	51	President and Chief Operating Officer
Francesco Maria Lavino	46	Chief Commercial Officer
Jennifer Schranz	54	Chief Medical Officer
Gary Sender	57	Chief Financial Officer

        In addition to the biographical information for Mr. Schroeder, which is set forth above under "Corporate Governance—Board of Directors," set forth below is certain biographical information about Drs. Gelone and Schranz and Messrs. Crotty, Lavino and Sender:

        Robert Crotty has served as our general counsel and secretary since June 23, 2017. Mr. Crotty joined Nabriva Austria as general counsel and secretary prior to the Redomiciliation on June 14, 2017. Previously, Mr. Crotty served as vice president, general counsel, chief compliance officer and secretary of Vernalis Therapeutics, Inc. from January 2016 to June 2017. Prior to joining Vernalis, Mr. Crotty held several positions at Dendreon Corporation from April 2012 to July 2015, including president, general counsel and secretary from February 2015 to July 2015, executive vice president, general counsel and secretary from March 2014 to February 2015, and vice president, assistant general counsel and assistant secretary from April 2012 to February 2014. Before Dendreon, Mr. Crotty was senior counsel at NPS Pharmaceuticals from 2009 until 2012 and at ImClone Systems, Inc. from 2006 to 2009. Prior to going in-house, Mr. Crotty was an associate at Morgan, Lewis & Bockius and Norton Rose Fulbright. Mr. Crotty received his B.A. from Princeton University and J.D. from University of Pennsylvania.

        Steven Gelone has served as our president and chief operating officer since July 24, 2018. Dr. Gelone previously served as Nabriva Austria's chief development officer and head of business development from 2014 until the Redomiciliation, our chief development officer from the Redomiciliation until June 30, 2017 and our chief scientific officer from June 30, 2017 until July 24, 2018. Prior to joining Nabriva Austria, he served as head of clinical research and development at Spark Therapeutics, Inc. in 2014 and vice president of clinical and preclinical development at ViroPharma Incorporated from 2005 to 2014. Dr. Gelone also served as director of medical affairs at Vicuron Pharmaceuticals from 2002 to 2003 and director of clinical pharmacology and experimental medicine at GlaxoSmithKline Pharmaceuticals from 2000 to 2002. Dr. Gelone received his B.S. Pharm. and Pharm.D. from Temple University.

        Francesco Maria Lavino has served as our chief commercial officer since July 10, 2017. Previously, Mr. Lavino served as associate vice president and global brand leader for the anti-infective portfolio at Merck & Co. from September 2015 to July 2017. Prior to Merck, Mr. Lavino was vice president of international marketing for Cubist Pharmaceuticals from December 2013 until September 2015. Before joining Cubist, Mr. Lavino spent 10 years with Merck & Co. in various roles, including serving as executive director and global brand leader for Merck's anti-fungal portfolio from January 2011 to November 2013. Mr. Lavino began his career in pharmaceutical sales at UCB S.A. and 3M Company in Italy. He has a B.A. in Pharmacy from the Federico II University of Napoli, Italy and an M.B.A. from SDA Bocconi School of Management in Milan, Italy.

        Jennifer Schranz has served as our chief medical officer since March 21, 2018. Previously, Dr. Schranz served as vice president, clinical research and development, global development team lead, for hereditary angioedema at Shire plc from January 2014 until March 2018. Prior to Shire, Dr. Schranz served as vice president of clinical development for ViroPharma, Inc. from March 2011 until January

2014. Before joining ViroPharma, Dr. Schranz was vice president, clinical research at Cempra, Inc., where she was responsible for clinical and regulatory strategy. Earlier in her career, Dr. Schranz worked in clinical development and medical affairs at several pharmaceutical companies, including Wyeth (now Pfizer), Vicuron Pharmaceuticals, Inc. (now Pfizer), GlaxoSmithKline plc, and Merck & Co. Inc. Dr. Schranz completed two years of biology and psychology at McMaster University prior to acceptance and subsequent completion of an M.D. from the University of Toronto, where she completed her internal medicine training and was a fellow in infectious diseases.

        Gary Sender has served as our chief financial officer since April 12, 2017. Mr. Sender previously served as our chief financial officer from May 2016 until the Redomiciliation. Prior to joining Nabriva Austria, he served as chief financial officer and executive vice president at Synergy Pharmaceuticals from 2015 to 2016. From 2009 until 2015, Mr. Sender served as senior vice president, Finance at Shire plc., supporting its Specialty Pharmaceuticals business and subsequently its Global Commercial businesses. At Shire, he was responsible for financial management and support of all commercial areas of Shire's Specialty Pharmaceutical and Rare Disease businesses, with an emphasis on resource allocation, financial forecasting, business cases and mergers and acquisitions. Prior to joining Shire, Mr. Sender was the founding CFO of Tengion, Inc. Mr. Sender also spent 15 years in a number of leadership roles within Merck. Mr. Sender received his B.S. from Boston University and an M.B.A from Carnegie-Mellon University.

 EXECUTIVE AND DIRECTOR COMPENSATION

        The following discussion provides the amount of compensation paid, and benefits in-kind granted, by us and our subsidiaries to the members of our board of directors and certain executives for services provided in all capacities to us and our subsidiaries for the year ended December 31, 2018.

Executive and Director Compensation Processes

        Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program.

        In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2016, our compensation committee has retained Radford, a part of Aon Hewitt, a business unit of Aon plc, as its independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The committee also has retained Radford for guidelines and review of non-employee director compensation. Although our compensation committee considers the advice and guidelines of Radford as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies. In 2018, the total amount paid to Radford for its executive and director compensation consulting services was $164,667.

        Outside of services provided for the compensation committee, Radford provided nominal additional services to the company in 2018 related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation practices are competitive so that we can attract, reward, motivate and retain employees at all levels of our organization. The total amount paid to Radford in connection with these additional engagements was less than $120,000 in 2018.

        In addition, in 2018, Aon Risk Services, an affiliate of Radford, provided services as an insurance broker for various insurance policies including our products liability insurance, directors' and officers' liability insurance and other commercial business insurance. In 2018, Aon Risk Services received an aggregate of approximately $45,221 in connection with such services.

        The compensation committee regularly evaluates the nature and scope of the services provided by Radford. The compensation committee approved the 2018 executive and director compensation consulting services described above. Although the compensation committee was aware of the other services performed by Aon Risk Services, and considered any potential conflict with Radford's independence, the compensation committee did not review such other services as those services were reviewed and approved by management in the ordinary course of business.

        In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the compensation committee and, accordingly, only the compensation committee has the right to terminate or replace Radford at any time. Further, Radford maintains certain internal controls within Aon Corporation which include, among other things:

  •
  All Radford and Aon staff are required to review and complete courses covering the company's Code of Conduct, which forbids Radford and Aon staff from trading in a client's stock as well as the treatment of confidential client information;

  •
  Radford maintains a separate account management structure and database of contacts to protect the confidentiality of client lists and contacts;

  •
  Radford is not reliant on any one client for meeting performance expectations during the year, thereby minimizing any account concentration risk for an account manager, which could impair objectivity;

  •
  Radford's survey data are maintained on a separate IT platform to protect and secure the confidential nature of client information and the relationships where Radford provides services; and

  •
  Radford's staff is not directly compensated for any cross-selling of Aon product or service.

        The compensation committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Radford did not raise any conflict of interest.

        Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

Summary Compensation Table

        Our "named executive officers" for the year ended December 31, 2018 were as follows: Dr. Broom, our former chief executive officer, Mr. Schroeder, our chief executive officer, Dr. Gelone, our president and chief operating officer, and Mr. Lavino, our chief commercial officer. The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for the periods presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Colin Broom	2018	275,137	—		436,725	754,400	355,594	223,131	2,044,987
Chief Executive Officer(4)	2017	457,387	—		—	1,235,835	183,501	40,158	1,916,881
Theodore Schroeder	2018	220,360	—		529,500	1,739,100	—	20,380	2,509,340
Chief Executive Officer
Francesco Maria Lavino	2018	360,298	50,000	(5)	145,575	377,200	119,438	36,253	1,088,764
Chief Commercial Officer
Steven Gelone	2018	426,104	—		225,255	546,738	126,822	15,116	1,340,035
President and Chief Operating Officer	2017	370,278	—		—	535,055	93,766	15,942	1,015,041

(1)
The amounts reported in the "Share Awards" and "Option Awards" columns reflect the aggregate grant-date fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 regarding assumptions underlying the valuation of equity awards.

(2)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column represent awards to our named executive officers under our annual cash bonus program.

(3)
The compensation included in the "All Other Compensation" column consists of amounts we contributed to our 401(k) plan and medical insurance premiums paid by us on behalf of such individual. This column also includes severance benefits for Dr. Broom of $195,868.

(4)
Dr. Broom resigned from his position as chief executive officer effective as of July 24, 2018.

(5)
During 2018, Mr. Lavino received a sign-on bonus of $50,000 that became payable on the first anniversary of his start date.

Narrative Disclosure to Summary Compensation Table

  Base Salary

        In 2018, we paid annualized base salaries of $471,534 to Dr. Broom; $530,000 to Mr. Schroeder; $360,500 to Mr. Lavino; and $450,000 to Dr. Gelone. In 2017, we paid annualized base salaries of $457,800 to Dr. Broom; $350,000 to Mr. Lavino; and $390,000 to Dr. Gelone.

        In January 2019, our board of directors, following approval and recommendation from the compensation committee and consistent with the recommendations of the compensation committee's independent compensation consultant, approved an increase to the base salaries of our named executive officers for 2019 as follows: $560,000 for Mr. Schroeder, $371,800 for Mr. Lavino and $472,100 for Dr. Gelone.

        None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

  Annual Performance-Based Compensation

        Our executive officers, which include the named executive officers, participate in our performance-based bonus program. All annual cash bonuses for our executives under the performance-based bonus program are tied to the achievement of strategic and operational corporate goals for the company, which are set by the compensation committee and approved by the board. There are no discretionary individual goals under the bonus program. The 2018 strategic and operational goals for Nabriva related to the following objectives:

  •
  corporate strategy;

  •
  commercial launch readiness;

  •
  finance, specifically fundraising;

  •
  business development;

  •
  clinical development, including topline data for LEAP 2 and filing the NDA for lefamulin in the fourth quarter of 2018; and,

  •
  chemistry, manufacturing, and control (CMC), including completing manufacture of the active pharmaceutical ingredient validation and tablet optimization batches.

        Under their respective employment agreements, the annual target bonus for Mr. Schroeder is 50% of his current base salary, the annual target bonus for Dr. Gelone is 45% of his current base salary and the annual target bonus for Mr. Lavino is 35% of his current base salary. The annual target bonus for Dr. Broom was 50% of his then-current base salary.

        At a meeting held in October 2018, our compensation committee reviewed the accomplishments of the named executive officers as measured against the aforementioned 2018 goals. The compensation committee reviewed whether each goal had been obtained and the weight such goals should be given in determining the bonus payout for 2018 performance. Based on its review, the compensation committee recommended an 108% payout of the target bonuses for 2018, which were paid in January 2019. Accordingly, the 2018 bonus payouts were $119,250 for Mr. Schroeder, $136,269 for Mr. Lavino and $181,420 for Dr. Gelone. Dr. Broom received a lump sum cash payment of $132,417 in full satisfaction of any bonus as part of his separation agreement. In addition, in October 2018, the compensation committee recommended, and the board of directors approved, an increase in the 2019 annual target bonus for Mr. Schroeder to 55% of his base salary and for Mr. Lavino to 40% of his base salary.

  Equity Incentive Awards

        We believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our shareholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our executive officers, which includes the named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options or restricted stock units, or RSUs. We also generally make stock option grants to new executive officers in connection with the commencement of their employment.

        We have historically granted stock options with exercise prices that are set at no less than the fair market value of the underlying award on the date of grant, as determined by contemporaneous valuations and reviewed, and approved by our compensation committee or our board.

        On January 31, 2019, our board of directors granted stock options under the 2017 Share Incentive Plan to Mr. Schroeder, Mr. Lavino and Dr. Gelone. The options will vest over a four-year period beginning on January 31, 2019. Twenty-five percent (25%) of the option will vest on January 31, 2020, and the remaining seventy-five percent (75%) will vest on a monthly pro-rata basis over the remaining vesting period. Each of the option awards has an exercise price of $1.90 per share, which was the closing sale price of our ordinary shares on the Nasdaq Global Market on the grant date. Mr. Schroeder, Mr. Lavino and Dr. Gelone were also granted RSUs. The RSUs vest over a four-year period beginning on January 31, 2019. Twenty-five percent (25%) of the RSUs will vest on January 31, 2020, and the remaining seventy-five percent (75%) will vest on a monthly pro-rata basis over the remaining vesting period.

        The following table sets forth the number of our ordinary shares issuable upon exercise or vesting of the share awards granted to our named executive officers in 2019:

Name	Option Award (#)	RSU Award (#)
Theodore Schroeder	429,800	163,250
Colin Broom	—	—
Steven Gelone	278,400	105,750
Francesco Maria Lavino	138,200	52,500

        On July 23, 2018, Nabriva Therapeutics US, Inc. ("Nabriva US") entered into an Employment Agreement with Theodore Schroeder (the "Schroeder Agreement") providing for Mr. Schroeder, age 63, to serve as chief executive officer of the Company and president and chief executive officer of Nabriva US, contingent on and effective as of the closing of the Zavante Acquisition (the "Commencement Date"). Pursuant to the Schroeder Agreement, the board of directors also approved the grant to Mr. Schroeder, effective as of the first business day immediately following the

Commencement Date (the "Grant Date"), of a non-statutory stock option to purchase 850,000 ordinary shares of the Company at an exercise price per share equal to the closing price per share of the Company's ordinary shares on the Nasdaq Global Select Market on the Grant Date. The option award will have a ten-year term and will vest over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the Commencement Date and the remaining 75% of the shares underlying the option award to vest monthly over the subsequent 36-month period. In addition, the board of directors approved the grant to Mr. Schroeder, effective as of the Grant Date, of 150,000 performance-based restricted share units (the "Schroeder PRSUs"). The Schroeder PRSUs will vest as follows: 50% of the Schroeder PRSUs will vest upon board certification of the receipt of FDA approval of a new drug application for each of (x) lefamulin and (y) CONTEPO for any indication, and 50% of the Schroeder PRSUs will vest on the first anniversary of such board certification, provided, in each case, that Mr. Schroeder is performing services to Nabriva US on the applicable vesting dates. If the FDA does not approve an NDA for both lefamulin and CONTEPO by January 31, 2020, the Schroeder PRSUs award will terminate in full.

        On January 31, 2018, our board of directors granted stock options under the 2017 Share Incentive Plan to Dr. Broom, Mr. Lavino and Dr. Gelone. The options will vest over a four-year period beginning on January 31, 2018. Twenty-five percent (25%) of the option will vest on January 31, 2019, and the remaining seventy-five percent (75%) will vest on a monthly pro-rata basis over the remaining vesting period. Each of the option awards has an exercise price $6.47 per share, which was the equivalent of the closing sale price of our ordinary shares on the Nasdaq Global Market on the grant date. Dr. Broom, Mr. Lavino and Dr. Gelone were also granted Restricted Stock Units, or RSUs. Vesting of the RSUs is subject to FDA approval of an NDA, for lefamulin. Fifty percent (50%) of each RSU award will vest upon FDA approval of an NDA for lefamulin, and the remaining fifty percent (50%) will vest on the one-year anniversary of such approval. If the FDA does not approve an NDA for lefamulin within two years of the grant date, the RSU award will terminate in full.

        The following table sets forth the number of our ordinary shares issuable upon exercise of the share awards granted to our named executive officers in 2018:

Name	Option Award (#)	RSU Award (#)
Theodore Schroeder	850,000	150,000
Colin Broom	200,000	67,500
Steven Gelone	185,000	54,500
Francesco Maria Lavino	100,000	22,500

Outstanding Equity Awards as of December 31, 2018

        The following table sets forth information regarding outstanding stock options and RSUs held by our named executive officers as of December 31, 2018:

						Share Awards
									Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	Option Awards							Market value of shares of units of stock that have not vested ($)
						Number of shares or units of stock that have not vested (#)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Colin Broom	158,270	—	(1)	7.21	7/5/2025	—		—	67,500	(14)	98,550
	168,185	28,715	(2)	7.21	7/5/2025	—		—	—		—
	106,958	44,042	(3)	8.34	2/4/2026	—		—	—		—
	119,625	141,375	(4)	8.5	2/7/2027	—		—	—		—
	—	200,000	(5)	6.47	1/31/2028	—		—	—		—
Theodore Schroeder	—	850,000	(6)	3.53	7/25/2028	150,000	(15)	219,000	—		—
Francesco Maria Lavino	53,125	96,875	(7)	10.48	7/31/2027	—		—	22,500	(14)	32,850
	—	100,000	(8)	6.47	1/31/2028	—		—	—		—
Steven Gelone	81,997	6,793	(9)	7.21	7/5/2025	—		—	54,500	(14)	79,570
	39,596	16,304	(10)	8.34	2/4/2026	—		—	—		—
	51,792	61,208	(11)	8.50	2/7/2027	—		—	—		—
	—	100,000	(8)	6.47	1/31/2028	—		—	—		—
	—	77,500	(12)	3.53	7/25/2028	—		—	—		—
	—	7,500	(13)	2.49	2/8/2028	—		—	—		—

(1)
Dr. Broom's option to purchase 158,270 of our ordinary shares vests over four years, with 25% of the options vesting on August 31, 2015, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(2)
Dr. Broom's option to purchase 196,900 of our ordinary shares vests over four years, with 25% of the options vesting on July 31, 2016, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(3)
Dr. Broom's option to purchase 151,000 of our ordinary shares vests over four years, with 25% of the options vesting on February 28, 2017, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(4)
Dr. Broom's option to purchase 261,000 of our ordinary shares vests over four years, with 25% of the options vesting on February 28, 2018, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(5)
Dr. Broom's option to purchase 200,000 of our ordinary shares vests over four years, with 25% of the options vesting on January 31, 2019, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(6)
Mr. Schroeder's option to purchase 850,000 of our ordinary shares vests over four years, with 25% of the options vesting on July 25, 2019, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(7)
Mr. Lavino's option to purchase 150,000 of our ordinary shares vests over four years, with 25% of the options vesting on July 31, 2018, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(8)
Mr. Lavino's and Dr. Gelone's option to purchase 100,000 of our ordinary shares vests over four years, with 25% of the options vesting on January 31, 2019, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(9)
Dr. Gelone's option to purchase 88,790 of our ordinary shares vests over four years, with 25% of the options vesting on May 31, 2016, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(10)
Dr. Gelone's option to purchase 55,900 of our ordinary shares vests over four years, with 25% of the options vesting on February 28, 2017, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(11)
Dr. Gelone's option to purchase 113,000 of our ordinary shares vests over four years, with 25% of the options vesting on February 28, 2018, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(12)
Dr. Gelone's option to purchase 77,500 of our ordinary shares vests over four years, with 25% of the options vesting on July 25, 2019, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(13)
Dr. Gelone's option to purchase 7,500 of our ordinary shares vests over four years, with 25% of the options vesting on August 2, 2019, and the remaining 75% of the option vesting on a monthly pro-rata basis over the remaining three years of the vesting period.

(14)
Dr. Broom, Mr. Lavino and Dr. Gelone's vesting of the RSUs is subject to the FDA approval of an NDA for lefamulin. Fifty percent (50%) of each RSU award will vest upon FDA approval of an NDA for lefamulin, and the remaining fifty percent (50%) will vest on the one-year anniversary of such approval. If the FDA does not approve an NDA for lefamulin within two years of the grant date, the RSU award will terminate in full.

(15)
Mr. Schroeder's RSUs will vest as follows: 50% of the RSUs will vest upon board certification of the receipt of FDA approval of a new drug application for each of (x) lefamulin and (y) CONTEPO for any indication, and 50% of his RSUs will vest on the first anniversary of such board certification, provided, in each case, that Mr. Schroeder is performing services to Nabriva US on the applicable vesting dates. If the FDA does not approve an NDA for both lefamulin and CONTEPO by January 31, 2020, the RSUs will terminate in full.

  Employment Agreements with Executive Officers

Agreement with Theodore Schroeder, Chief Executive Officer and Director

        Mr. Schroeder was appointed our chief executive officer and entered into an employment agreement dated and effective as of July 23, 2018. He was appointed to our board on August 1, 2018. His employment agreement continues until terminated in accordance with its terms, as described below.

        Pursuant to his employment agreement, Mr. Schroeder receives an annual base salary of $530,000 and is eligible to receive an annual performance bonus targeted at 50% of his annual base salary, with the actual amount of such bonus, if any, to be determined by the board of directors. For 2018, Mr. Schroeder's bonus was pro-rated to reflect his 2018 service to us. Mr. Schroeder is also eligible to receive equity awards at such times and on such terms and conditions as the board of directors may determine and is also entitled to participate in any and all benefit programs that we make available to our executive officers, for which he may be eligible, under the plan documents governing such programs.

        Pursuant to his employment agreement, the board of directors also approved the grant to Mr. Schroeder, effective as of the first business day immediately following his employment commencement date (the "Grant Date"), of a non-statutory stock option to purchase 850,000 ordinary shares at an exercise price per share equal to the closing price per share of the Company's ordinary shares on the Nasdaq Global Select Market on the Grant Date. The option award has a ten-year term and vests over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of his employment commencement date and the remaining 75% of the shares underlying the option award to vest monthly over the subsequent 36-month period. In addition, the board of directors approved the grant to Mr. Schroeder, effective as of the Grant Date, of 150,000 performance-

based restricted share units (the "Schroeder PRSUs"). The Schroeder PRSUs vest as follows: 50% of the Schroeder PRSUs will vest upon board certification of the receipt of FDA approval of a new drug application for each of (x) lefamulin and (y) CONTEPO for any indication, and 50% of the Schroeder PRSUs will vest on the first anniversary of such board certification, provided, in each case, that Mr. Schroeder is performing services for us on the applicable vesting dates. If the FDA does not approve an NDA for both lefamulin and CONTEPO by January 31, 2020, the Schroeder PRSUs award will terminate in full. The option being granted to Mr. Schroeder and the Schroeder PRSUs were awarded outside of our 2017 Share Incentive Plan as an inducement material to Mr. Schroeder's entering into employment with us in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4).

        The employment agreement, and Mr. Schroeder's employment, may be terminated as follows: (1) upon Mr. Schroeder's death or "disability" (as disability is defined in his employment agreement); (2) at our election, with or without "cause" (as cause is defined in his employment agreement); and (3) at Mr. Schroeder's election, with or without "good reason" (as good reason is defined in his employment agreement).

        In the event of the termination of Mr. Schroeder's employment by us without cause, including as a result of a termination of his employment for good reason prior to, or more than twelve months following, a "change in control" (as change in control is defined in his employment agreement), Mr. Schroeder will be entitled to his base salary that has accrued and to which he is entitled as of the termination date. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure and developments agreement with us, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to any earned but unpaid annual bonus for a previously completed calendar year and (4) a lump sum payment equal to a prorated annual bonus for the year in which Mr. Schroeder's employment is terminated based on the number of days he provided services to us during the year in which his employment is terminated.

        In the event of the termination of Mr. Schroeder's employment by us without cause, including as a result of a termination of his employment for good reason prior to, or by him for good reason within twelve months following a change in control, subject (as described above with respect to certain payments), to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure and developments agreement with us, Mr. Schroeder would be entitled to the same payments and benefits as described in the preceding paragraph, except that, in lieu of a pro-rated annual bonus payment, he would be entitled to receive a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated and he shall also be entitled to full vesting acceleration of his then-unvested equity awards, whether granted under the 2017 Share Incentive Plan or any successor equity incentive plan or as an inducement to his employment, such that his equity awards become fully exercisable and non-forfeitable as of the termination date.

        If Mr. Schroeder's employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by Mr. Schroeder without good reason, our obligations under the employment agreement cease immediately, and Mr. Schroeder is only entitled to his base salary that has accrued and to which he is entitled as of the termination date and solely if his employment is terminated as a result of his death or disability, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure and developments agreement with us, he or his estate, as applicable, is entitled to any earned but unpaid annual bonus from a previously completed calendar year.

        As a condition of his employment, Mr. Schroeder signed a proprietary rights, non-disclosure and developments agreement.

Agreements with other Executive Officers

        Mr. Sender was appointed chief financial officer of Nabriva Austria and entered into an employment agreement dated and effective as of May 2, 2016. He was appointed our chief financial officer on April 12, 2017. Dr. Gelone was appointed chief development officer and entered into an employment agreement dated and effective as of December 1, 2014, which was amended and restated as of May 26, 2016 and further amended on restated on July 24, 2018. Mr. Crotty was appointed general counsel and secretary of Nabriva Austria and entered into an employment agreement dated and effective as of June 14, 2017. Dr. Gelone was appointed as our chief development officer and Mr. Crotty was appointed our general counsel and secretary effective as of June 23, 2017. Dr. Gelone was subsequently appointed our chief scientific officer on June 30, 2017, and our president and chief operating officer on July 24, 2018. Dr. Schranz was appointed our chief medical officer and entered into an employment agreement dated and effective as of March 21, 2018. Mr. Lavino was appointed our chief commercial officer and entered into an employment agreement dated and effective as of July 10, 2017. Each of these employment agreements provides that such executive officer is an at-will employee, and his or her employment with us can be terminated by the respective executive officer or us at any time and for any reason.

        The employment agreements and the employment of each of Mr. Sender, Dr. Gelone, Mr. Crotty, Dr. Schranz and Mr. Lavino may be terminated in one of three ways: (1) upon the death or "disability" (as disability is defined in the applicable employment agreement) of such executive officer; (2) at our election, with or without "cause" (as cause is defined in the applicable employment agreement); and (3) at such executive officer's election, with or without "good reason" (as good reason is defined in the applicable employment agreement).

        In the event of the termination of such executive officer's employment by us without cause or by him or her for good reason prior to, or more than twelve months following, a "change in control" (as change in control is defined in the applicable employment agreement), such executive officer will be entitled to his or her base salary that has accrued and to which he or she is entitled as of the termination date. In addition, subject to such executive officer's execution and nonrevocation of a release of claims in our favor and his or her continued compliance with his or her proprietary rights, non-disclosure and developments agreement with us, such executive officer is entitled to (1) continued payment of such executive officer's base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he or she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees, who receive the same type of coverage, for a period of up to 12 months following the date of termination, (3) a lump sum payment equal to any earned but unpaid annual bonus for a previously completed calendar year and (4) a lump sum payment equal to a prorated annual bonus for the year in which such executive officer's employment is terminated based on the number of days such executive officer provided services to us during the year in which such executive officer's employment is terminated.

        In the event of the termination of the executive officer's employment by us without cause or by him or her for good reason within twelve months following a change in control, subject (as described above with respect to certain payments) to such executive officer's execution and nonrevocation of a release of claims in our favor and his or her continued compliance with his or her proprietary rights, non-disclosure and developments agreement with us, such executive officer will be entitled to the same payments and benefits as described in the preceding paragraph, except that, in lieu of a pro-rated annual bonus payment, such executive officer will be entitled to receive a lump sum payment equal to

100% of such executive officer's target bonus for the year in which his or her employment is terminated, and such executive officer shall also be entitled to full vesting acceleration of his or her then-unvested equity awards, whether granted under the 2017 Share Incentive Plan or any successor equity incentive plan, such that his or her equity awards become fully exercisable and non-forfeitable as of the termination date.

        If such executive officer's employment is terminated for any other reason, including as a result of his or her death or disability, for cause, or voluntarily by such executive officer without good reason, our obligations under the applicable employment agreement cease immediately, and such executive officer is only entitled to his or her base salary that has accrued and to which he or she is entitled as of the termination date and, solely if such executive officer's employment is terminated as a result of his or her death or disability and subject to his or her execution and nonrevocation of a release of claims in our favor and his or her continued compliance with his or her proprietary rights, non-disclosure and developments agreement with us, such executive officer or the estate of such executive officer, as applicable, is entitled to any earned but unpaid annual bonus from a previously completed calendar year.

        Pursuant to their respective employment agreements, each of these executive officers is entitled to an annual base salary, as follows: Mr. Sender: $382,500; Dr. Gelone: $472,100; Mr. Crotty; $371,100; Dr. Schranz: $436,200 and Mr. Lavino: $371,800. Such base salary is reviewed by our compensation committee and the board of directors in the first quarter of each fiscal year and any adjustment to such base salary is retroactively effective to the first day of such fiscal year. In addition, such executive officers are eligible for an annual discretionary bonus of 35% of their current base salary. Each executive officer is also eligible to receive equity awards at such times and on such terms and conditions as the board may determine and is also entitled to participate in any and all benefit programs that we make available to our executive officers, for which he or she may be eligible, under the plan documents governing such programs.

        As a condition to their employment, each of Mr. Sender, Dr. Gelone, Mr. Crotty, Dr. Schranz and Mr. Lavino signed a proprietary rights, non-disclosure and developments agreement.

Agreements with Colin Broom, Director and Former Chief Executive Officer

        Dr. Broom was appointed chief executive officer of Nabriva Austria and entered into an employment agreement dated and effective as of August 28, 2014, which was amended and restated as of June 17, 2016. He was appointed our chief executive officer on April 12, 2017. Dr. Broom resigned as chief executive officer, effective July 24, 2018 (the "Transition Date"). We entered into a Transition, Separation and Release of Claims Agreement, or the Transition Agreement, with Dr. Broom on July 23, 2018. We also entered into a Consulting Agreement with Dr. Broom, effective as of the Transition Date, pursuant to which Dr. Broom provides to us, upon the request of the board, consulting and advisory services relating to the preparation and submission of a new drug application for the Company's lefamulin product candidate to the FDA (collectively, the "Services"). Dr. Broom continues to serve as a director on the board.

        Under the Transition Agreement, Dr. Broom will be entitled to compensation for such services consistent with the Company's Non-Employee Director Compensation Policy as in effect from time to time (the "Policy"). However, Dr. Broom was not eligible to receive an "initial grant" of share options under such Policy or an "annual grant" of share options under such Policy in 2018.

        Pursuant to the Transition Agreement, in return for Dr. Broom's execution of the Transition Agreement and timely execution and nonrevocation of an additional release of claims at the time of the Transition Date, Dr. Broom received the "severance benefits" described in his amended and restated employment agreement dated as of June 17, 2016 that he would be entitled to receive upon a "qualifying termination" occurring prior to or more than 12 months following a "change in control" (as such terms are defined in the Employment Agreement). Specifically, he received continued payment of his current annual base salary of $471,534 for a period of 18 months, or $707,301 in the aggregate; subject to certain conditions, payment of a portion of health coverage premiums for a period of up to 18 months following the Transition Date; and a lump sum payment of $132,417 which is equal to the prorated portion of Dr. Broom's 2018 annual target bonus of $235,767, representing 50.0% of his 2018 annual base salary, based on the number of days of his employment in 2018.

        In addition, pursuant to the Transition Agreement, Dr. Broom will continue to vest in any options he holds to purchase the Company's ordinary shares that were outstanding as of the Transition Date (the "Outstanding Options") for a period of 12 months following the Transition Date provided he remains on the board of directors during such 12-month period. In the event his service as a director on the board terminates before the 12-month anniversary of the Transition Date, the portion of the Outstanding Options that would have vested had Dr. Broom remained on the board of directors through the 12-month anniversary of the Transition Date will be accelerated at that time. Any of Dr. Broom's options that are unvested at the 12-month anniversary of the Transition Date will terminate and Dr. Broom will no longer have any rights with respect to them. In addition, the post-termination exercise period of the vested Outstanding Options will be extended such that Dr. Broom is entitled to exercise any vested Outstanding Options until the later of the date that is 24 months following the Transition Date and the date that is three months following his cessation of service on the board (but in no event later than the final exercise date applicable to such option). The Transition Agreement also provides that, if Dr. Broom continues to serve on the board or to provide Services under the Consulting Agreement on the effective date of grant, he shall continue to be entitled to receive the grant of performance-based restricted share units (the "Broom PRSUs") previously approved by the board, which will vest in accordance with, and otherwise be subject to the terms and conditions of, the previously-approved award agreement. However, if Dr. Broom ceases to serve on the board and ceases to provide Services under the Consulting Agreement following achievement of the applicable performance metric under the Broom PRSUs but before the first anniversary of the achievement of the performance vesting metric, the award will accelerate and vest in full at the time he ceases to provide all services on the board and as a consultant.

        The Transition Agreement also provided for, among other things, a release of claims by Dr. Broom in favor of us and our affiliates, continuing confidentiality, non-solicitation and non-competition obligations applicable to Dr. Broom under his existing Proprietary Rights, Non-Disclosure and Developments Agreement, and a mutual non-disparagement obligation applicable to us and Dr. Broom.

        Pursuant to the Consulting Agreement, Dr. Broom receives $500.00 per hour in consulting fees for his performance of the Services under the Consulting Agreement. The term of the Consulting Agreement will be from the Transition Date until January 31, 2020, and may be extended for additional periods upon mutual written agreement of both us and Dr. Broom. In addition, the Consulting Agreement may be terminated by us if Dr. Broom materially breaches the Consulting Agreement or the Transition Agreement; by Dr. Broom, if we materially breach the Consulting Agreement or the Transition Agreement; at any time by either us or Dr. Broom upon not less than 15 days prior written notice to the other party; at any time upon the mutual written consent of the parties; or automatically upon the death, physical incapacitation or mental incompetence of Dr. Broom.

Equity Incentive Plans

        In this section, we describe our 2017 Share Incentive Plan, Stock Option Plan 2015 and 2018 Employee Share Purchase Plan. Prior to the Redomiciliation, Nabriva Austria granted awards to eligible recipients under the Stock Option Plan 2015. In connection with the Redomiciliation, both plans were amended to take account of certain requirements under Irish law and assumed by us, with each option to acquire one Nabriva Austria common share becoming an option to acquire ten of our ordinary shares on the same terms and conditions. Following the approval of the 2017 Share Incentive

Plan by our shareholders on September 15, 2017, we ceased granting awards under the Stock Option Plan 2015.

2017 Share Incentive Plan

        The 2017 Share Incentive Plan permits the award of share options, share appreciation rights, or SARs, restricted shares, restricted share units or RSUs, and other share-based awards to our employees, officers, directors, consultants and advisers. Our board of directors administers the 2017 Share Incentive Plan. As of June 1, 2019, under our 2017 Share Incentive Plan, there were options to purchase an aggregate of 4,522,713 of our ordinary shares at a weighted average exercise price of $3.72 per share, 1,631,350 restricted stock units outstanding with a weighted average grant date fair value of $2.93 per share, and 951,559 ordinary shares available for future issuance under the plan. Shares covered by awards under the 2017 Share Incentive Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part or that result in any shares not being issued will again be available for the grant of awards under the 2017 Share Incentive Plan (subject, in the case of incentive share options, to any limitations under the Internal Revenue Code, or the Code).

        Options and SARs granted under the 2017 Share Incentive Plan may not have an exercise price or measurement price, respectively, that is less than 100% of the fair market value of our ordinary shares on the date of grant; provided, however, that if our board of directors approves the grant of an option or SAR with an exercise price or measurement price to be determined on a future date, such price may not be less than 100% of the fair market value of our ordinary shares on such future date. Such options and SARs will be exercisable at such times and subject to such terms and conditions as the board may specify in the applicable option or SAR agreement. No option or SAR will be granted with a term in excess of ten years.

        Restricted shares and RSUs granted under the 2017 Share Incentive Plan will determine the terms and conditions of restricted shares and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

        If, during the term of the 2017 Share Incentive Plan, there is a change in our capital or a restructuring measure which has an effect on our capital, such as a share split or reverse share split, which change or measure results in a change in the value of the share-based awards outstanding under the 2017 Share Incentive Plan, the board will make appropriate adjustments to the price or the amount of such outstanding awards.

        The 2017 Share Incentive Plan also contains provisions addressing the consequences of any reorganization event. A reorganization event is defined as (a) any merger or consolidation of us with or into another entity as a result of which all of our ordinary shares are converted into or exchanged for the right to receive cash, securities or other property, or are cancelled, (b) any transfer or disposition of all of our ordinary shares for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution; any one of which, (a), (b) or (c), may be effected pursuant to the laws of the Republic of Ireland.

        The 2017 Share Incentive Plan provides that, if a reorganization event occurs, the board of directors may take one or more of the following actions to all or any outstanding awards other than restricted shares on such terms as the board of directors determines: (1) provide that such awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant's unvested awards will be forfeited immediately prior to the consummation of such reorganization event and/or that all of the participant's unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards will become exercisable, realizable, or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our ordinary shares will receive, upon consummation thereof, a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of ordinary shares subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically.

        No award may be granted under the 2017 Share Incentive Plan after September 14, 2027. The board of directors may, at any time, amend, suspend or terminate the 2017 Share Incentive Plan or any portion thereof. However, if shareholder approval is required, including by application of Irish law, the board may not effect such modification or amendment without such approval.

Stock Option Plan 2015

        The Stock Option Plan 2015 provided for the grant of options to purchase our ordinary shares to our employees, including executive officers, and to directors. As of June 1, 2019, under our Stock Option Plan 2015, there were options to purchase an aggregate of 2,801,669 of our ordinary shares at a weighted average exercise price of $8.32 per share and no ordinary shares were available for issuance under the plan. Following the approval of the 2017 Share Incentive Plan by our shareholders on September 15, 2017, we ceased granting awards under the Stock Option Plan 2015. Unless the context specifically indicates otherwise, references to our Stock Option Plan 2015 in this proxy statement refer to the Stock Option Plan 2015, as amended and adopted by us.

        Options granted under the Stock Option Plan 2015 entitle beneficiaries thereof to purchase our ordinary shares at an exercise price equal to 100% of the fair market value per share on the beneficiary's date of participation, which following the Redomiciliation was derived from the closing sale price of our ordinary shares on the Nasdaq Global Market. Options granted under the Stock Option Plan 2015 generally vest over four years from the beneficiary's date of participation. Typically, 25% of the options subject to a particular grant vest on the last day of the last calendar month of the first year of the vesting period, and the remaining 75% vests on a monthly pro-rata basis over the second, third and fourth years of the vesting period (i.e., 2.083% per month). Any alternative vesting period determined by us is subject to approval by our executive officers, board of directors or shareholders, in accordance with any applicable voting requirements.

        The Stock Option Plan 2015 provides that, if a liquidity event (as defined below) occurs, all options outstanding under the Stock Option Plan 2015 will be assumed (or substantially equivalent awards will be substituted by an acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation)), and any then-unvested options shall continue to vest in accordance with the beneficiary's original vesting schedule. If a beneficiary is terminated due to a good leaver event (within the meaning of the Stock Option Plan 2015), on or prior to the first anniversary of the date of the liquidity event, the beneficiary's options will be immediately exercisable in full as of the date of such termination. If the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation) refuses to assume the options outstanding under the Stock Option Plan 2015 or to substitute substantially equivalent options therefor, all then-unvested options under the Stock Option Plan 2015 will automatically vest in full upon the liquidity event. For purposes of the Stock Option Plan

2015, a liquidity event generally refers to an exclusive license of or the sale, lease or other disposal of all or substantially all of our assets, a sale or other disposal (but not a pledge) of 50% or more of our shares, a merger or consolidation of us with or into any third party, or our liquidation, winding up or other form of dissolution of us.

        Unless otherwise specifically permitted in an option agreement or resolved upon by the board of directors, the exercise of vested options is permitted under the Stock Option Plan 2015 only during specified periods and on specified terms in the case of a liquidity event or following an initial public offering occurring during the term of the option. A beneficiary is entitled to exercise vested options at any time during the remaining term of the option while the beneficiary is providing services to us, and within the three-month period following a termination of the beneficiary's services due to a good leaver event. Options granted under the Stock Option Plan 2015 will have a term of no more than ten years from the beneficiary's date of participation.

        If, during the term of the Stock Option Plan 2015, there is a change in our capital or a restructuring measure which has an effect on our capital, such as a stock split or reverse stock split, which change or measure results in a change in the value of the options outstanding under the Stock Option Plan 2015, the board may make appropriate adjustments to the price or the amount of such outstanding options.

        The board of directors may, at any time, amend, suspend or terminate the Stock Option Plan 2015 in whole or in part. However, if shareholder approval is required, including by application of Irish law, the board may not effect such modification or amendment without such approval.

2018 Employee Share Purchase Plan

        Our 2018 Employee Share Purchase Plan, or ESPP, was adopted by our board of directors on May 2, 2018 and approved by our shareholders on August 1, 2018. The ESPP provides for 500,000 of our ordinary shares to be available for purchase by eligible employees according to its terms.

        All employees of the company and any subsidiary of the company designated by our board or a committee appointed by our board are eligible to participate provided that they work at least twenty hours per week and for more than five months in a calendar year, are employees for at least one month prior to enrolling in the ESPP and are employees on the first day of the applicable offering period. In addition, no employee may be granted an option under the ESPP that would result in the employee owning shares and/or options to purchase shares representing five percent or more of the total combined voting power or value of all of our shares. The company retains the discretion to determine which eligible employees may participate in any offering under the ESPP pursuant to and consistent with the Treasury Regulations issued under Section 423 of the Code.

        Our ESPP permits eligible employees to purchase shares of our ordinary shares at a discount. Eligible employees may elect to participate by completing a written or electronic payroll deduction authorization form, and authorizing after-tax payroll deductions from their pay, and timely filing it with our payroll office. The deadline by which a payroll deduction authorization form must be submitted is established by the Company but, in the absence of any other determination, is ten days before the first day of the applicable offering period. Participants can elect to contribute up to 15 percent (in whole percentages only) of their compensation (as defined in the ESPP) received on each pay day during the offering period. The board or a committee appointed by our board may, at its discretion, designate a lower maximum contribution rate, and the minimum payroll deduction is such percentage of compensation as may be established by the board or a committee appointed by our board from time to time.

        The ESPP will be implemented by consecutive six-month offering periods. The ESPP provides that such offering periods will commence on the first business day on or after May 1 and November 1 of each year. Our board or a committee appointed by our board may, in its discretion, choose a different offering period of not more than 12 months and/or choose a different commencement date for offerings under the ESPP.

        On the first day of each offering period, each employee who is enrolled in the ESPP will automatically receive an option to purchase, on the last business day of the offering period, up to that number of our ordinary shares determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price of our ordinary shares on the first day of the offering period, or such lesser number of shares set by the board or a committee appointed by our board. However, no eligible employee may be granted an option under the ESPP that permits the employee's rights to purchase our ordinary shares under the ESPP (or any other employee share purchase plan of ours that we may adopt) to accrue at a rate that exceeds $25,000 of the fair market value (based on the value of the shares on the first day of the offering period) of our ordinary shares in any given calendar year in which such option is outstanding at any time.

        Unless an employee withdraws from the ESPP, the employee's option will be exercised automatically on the last business day of the offering period for the largest number of whole shares subject to the employee's option that can be purchased with the deductions accumulated as of the last business day of the offering period. An option shall expire on the last business day of the applicable offering period and any balance remaining in an employee's payroll deduction account at the end of an offering period will be automatically refunded to the employee. However, if the balance of the employee's payroll deduction account is less than the purchase price of one ordinary share, the balance will be carried forward into the employee's payroll deduction account for the following offering, unless the participant has elected not to participate in the following offering (in which case, the amount will be refunded).

        The board or a committee appointed by our board will determine the purchase price of shares subject to an option granted under the ESPP for each offering period, including whether the purchase price will be determined based on the lesser of the closing price of our ordinary shares on (i) the first business day of the offering period or (ii) the last business day of the offering period, or whether it will be based solely on the closing price of our ordinary shares on the last business day of the offering period, provided that, in all events, the purchase price will be at least 85% of the applicable closing price. In the absence of a determination by the board or a committee appointed by our board, the ESPP provides that the purchase price of shares subject to an option granted under the ESPP in any given offering period will be 85% of the closing price of one ordinary share on the first business day of the offering period or the last business day of the offering period, whichever is lower. If the total number of ordinary shares with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance on a pro-rata basis.

        We are required to make equitable adjustments, to the extent determined by our board of directors or a committee appointed by our board, to the number and class of securities available under the ESPP, the share limitations under the ESPP and the purchase price for an offering period under the ESPP to reflect share splits, reverse share splits, share dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our ordinary shares other than ordinary cash dividends.

        In connection with a merger or other reorganization event (as defined in the ESPP), our board of directors or a committee appointed by our board may take any one or more of the following actions as to outstanding options to purchase our ordinary shares under the ESPP on such terms as our board of directors or committee appointed by our board determines:

  •
  provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

  •
  upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee appointed by our board in such notice, which date will not be less than ten (10) days preceding the effective date of the reorganization event;

  •
  upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

  •
  in the event of a reorganization event under the terms of which holders of our ordinary shares will receive upon consummation of the reorganization event a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of our ordinary shares that the employee's accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our ordinary shares on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

  •
  provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the purchase price).

        Our board of directors may, at any time, and from time to time, amend or suspend the ESPP or any portion of the ESPP. However, the ESPP may not be amended in any way that will cause rights issued under the ESPP to fail to meet the requirements for employee share purchase plans as defined in Section 423 of the Code, including shareholder approval if required. The ESPP may be terminated at any time by the board of directors. Upon termination of the ESPP all amounts in the accounts of participants will be promptly refunded.

        Our board of directors may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code.

401(k) Plan

        We maintain a defined contribution employee retirement plan for our U.S.-based employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code, or the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which is $19,000 for 2019. Participants who are at least 50 years old can also make "catch-up" contributions, which in 2019 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan's trustee, subject to participants' ability to give investment directions by following certain procedures. We match 100.0% of the first 3.0% of the employee's voluntary contribution to the 401(k) plan and 50.0% of the next 2.0% contributed by the employee.

Tax and Accounting Considerations

        Section 162(m) of the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to a company's chief executive officer, chief financial officer, and other officers whose compensation is among its three highest compensated officers (other than the chief executive officer and chief financial officer). For taxable years beginning on or before December 31, 2017, certain compensation, including compensation paid to our chief financial officer and qualified performance-based compensation, was not subject to the deduction limitations. Pursuant to tax reform legislation commonly known as the Tax Cuts and Jobs Act, signed into law on December 22, 2017, or the Tax Act, subject to certain transition rules, for taxable years beginning after December 31, 2017, the deduction limitations under Section 162(m) are expanded to apply to compensation in excess of $1 million paid in any taxable year to our chief financial officer, and the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, unless grandfathered under transition guidance. The compensation committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate, after taking into consideration changing business conditions and the performance of our employees.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table contains information about our equity compensation plans as of December 31, 2018. As of December 31, 2018, we had three equity compensation plans, the 2017 Share Incentive Plan, the Stock Option Plan 2015 and the 2018 Employee Share Purchase Plan, each of which were approved by our shareholders. In addition, from time to time, the compensation committee grants inducement equity awards to individuals as an inducement material to the individual's entry into employment with us within the meaning of Nasdaq Listing Rules, including pursuant to our 2019 Inducement Share Incentive Plan, or the Inducement Plan, that was adopted by our board of directors without shareholder approval.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,463,438	(1)	$7.00	(2)	1,543,853	(3)
Equity compensation plans not approved by security holders	1,000,000	(4)	3.53	(2)	—
Total	7,463,438		$6.52	(2)	1,543,853

(1)
Includes ordinary shares underlying awards outstanding under our 2017 Share Incentive Plan and our Stock Option Plan 2015.

(2)
Only share option awards were used in computing the weighted-average exercise price.

(3)
Includes ordinary shares available for issuance under our 2017 Share Incentive Plan and 2018 Employee Share Purchase Plan.

(4)
Represents an option award and a performance-based restricted share unit award granted to Mr. Schroeder on July 25, 2018, as an inducement material to Mr. Schroeder's acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

        The 2017 Share Incentive Plan includes provisions for an annual increase, to be added the first day of each fiscal year, beginning in the fiscal year ended December 31, 2018 and continuing until, and including, the fiscal year ending December 31, 2027, with such annual increase to be equal to the least of 2,000,000 ordinary shares, 4% of the number of ordinary shares outstanding on the first day of the fiscal year and an amount determined by our board of directors. In 2019, such annual increase was 2,000,000 ordinary shares.

        On March 6, 2019, the board of directors adopted our Inducement Plan and, subject to the adjustment provisions of the Inducement Plan, reserved 2,000,000 ordinary shares for issuance pursuant to equity awards granted under the Inducement Plan. In accordance with Nasdaq Listing Rule 5635(c)(4), awards under the Inducement Plan may only be made to individuals who were not previously employees or non-employee directors of ours (or following such individuals' bona fide period of non-employment with us), as an inducement material to the individuals' entry into employment with us.

Risk Considerations in Our Compensation Program

        Our compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our company. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

 DIRECTOR COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of the compensation earned by the non-employee members of the board of directors for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		Total ($)
Daniel Burgess	82,500	101,113	(4)	183,613
Axel Bolte(3)	—	—		—
Colin Broom	16,982	—		16,982
George H. Talbot	40,114	79,663	(6)	119,777
Charles A. Rowland, Jr.	62,542	93,963	(5)	156,505
Stephen Webster	54,058	79,663	(6)	133,721
Mark Corrigan	44,630	79,663	(6)	124,293
Carrie Bourdow	44,000	79,663	(6)	123,663

(1)
Fees earned consist of gross director retainer fees which were subject to income tax withholdings in Ireland.

(2)
The amounts reported in the "Option Awards" column reflect the aggregate fair value of share-based compensation awarded during 2018 computed in accordance with the provisions of ASC Topic 718.

(3)
Mr. Bolte declined to accept either cash or equity compensation for his services on our board of directors. Mr. Bolte ceased to serve as a director following the expiration of his term on August 1, 2018.

(4)
Represents the grant of an option to purchase 44,000 of our ordinary shares vesting with respect to all of the shares on the last date of the month of the first anniversary of the grant date.

(5)
Represents the grant of an option to purchase 39,000 of our ordinary shares vesting with respect to all of the shares on the last date of the month of the first anniversary of the grant date.

(6)
Represents the grant of an option to purchase 10,100 of our ordinary shares vesting with respect to all of the shares on the last date of the month of the first anniversary of the grant date.

Director Compensation Arrangements

        Following the Redomiciliation, we adopted a non-employee director compensation policy for our directors, which provided for the following:

  •
  each new non-employee director receives an initial grant of an option to purchase 20,200 of our ordinary shares upon his or her initial election to the board of directors;

  •
  each non-employee director receives an annual grant of an option to purchase 10,100 of our ordinary shares on the date of our annual general meeting of shareholders;

  •
  each non-employee director receives an annual cash fee of $38,500;

  •
  the chairman of our board of directors receives an additional annual cash fee of $27,500;

  •
  each non-employee director who is a member of the audit committee receives an additional annual cash fee of $8,250 ($16,500 for the audit committee chair);

  •
  each non-employee director who is a member of the compensation committee receives an additional annual cash fee of $5,500 ($11,000 for the compensation committee chair); and

  •
  each non-employee director who is a member of the nominating and corporate governance committee receives an additional annual cash fee of $3,850 ($8,250 for the nominating and corporate governance committee chair).

        On March 12, 2018, our board of directors approved an amendment to our non-employee director compensation policy. Effective as of March 12, 2018, the amendment increased the initial grant of an option to purchase our ordinary shares to new non-employee directors upon their initial election to the board of directors to 58,000 ordinary shares and increased the annual grant of an option to purchase our ordinary shares for each non-employee director to 29,000 ordinary shares. The board of directors approved the annual grants to non-employee directors for the 2018 fiscal year on May 2, 2018.

        On October 31, 2018, our board of directors approved an amendment to our non-employee director compensation policy. Effective as of October 31, 2018, we adopted a non-employee director compensation policy for our directors, which provides for the following:

  •
  each new non-employee director receives an initial grant of an option to purchase 70,000 of our ordinary shares upon his or her initial election to the board of directors;

  •
  each non-employee director receives an annual grant of an option to purchase 35,000 of our ordinary shares on the date of our annual general meeting of shareholders;

  •
  each non-employee director receives an annual cash fee of $40,000;

  •
  the chairman of our board of directors receives an additional annual cash fee of $30,000;

  •
  each non-employee director who is a member of the audit committee receives an additional annual cash fee of $10,000 ($20,000 for the audit committee chair);

  •
  each non-employee director who is a member of the compensation committee receives an additional annual cash fee of $7,500 ($15,000 for the compensation committee chair); and

  •
  each non-employee director who is a member of the nominating and corporate governance committee receives an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance committee chair).

        The stock options to be granted to our non-employee directors under our non-employee director compensation policy have an exercise price equal to the fair market value of our ordinary shares on the date of grant and will expire ten years after the date of grant. The initial stock options granted to newly elected director vest, subject to such director's continued service on the board, over a three-year period on a monthly pro-rata basis at the end of each successive month following the date of the initial grant. The annual stock options granted to directors will vest, subject to such director's continued service on the board, fully on the last date of the month of the first anniversary of the grant date.

        Under our non-employee director compensation policy, the annual cash fees are payable in arrears in four equal quarterly installments payable the week following the end of each quarter. Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves or otherwise in direct service of the company.

AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee of the board of directors reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2018 and discussed them with management and KPMG LLP, our independent registered public accounting firm.

        Our audit committee received from, and discussed with, KPMG LLP various communications that KPMG LLP was required to provide to the audit committee, including the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our audit committee received the written disclosures and the letter from KPMG LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and discussed with KPMG LLP their independence.

        Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

        By the Audit Committee of the Board of Directors:

Stephen Webster
Charles A. Rowland, Jr.
Daniel Burgess

Audit Fees and Services

        The following table sets forth, for each of the years indicated, the aggregate fees billed or expected to be billed to us for services rendered by KPMG LLP, or KPMG, and PwC Wirtschaftsprüfung GmbH, or PwC, our independent registered public accounting firms during the periods indicated. Effective June 2017, we engaged KPMG as our independent registered public accounting firm replacing PwC, as further described in "Matters to be Voted On—Proposal 2".

	Year Ended December 31,
(in thousands)	2018	2017
Audit Fees	$654	$467
Audit-Related Fees(1)	—	—
Tax Fees(2)	23	24
All Other Fees(3)	235	1,210

Total	$912	$1,701

(1)
Fees for the performance of assurance reporting on historical information

(2)
Fees related to services rendered on tax compliance, tax advice and tax planning.

(3)
Fees related to services associated with our 2017 public offering of ordinary shares, at-the-market offering facility, July 2018 public offering of ordinary shares and acquisition of Zavante Therapeutics, Inc.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

        All of the services provided to us by KPMG and PwC during the last fiscal year were approved by the audit committee.

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

        Based upon the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated each of Daniel Burgess, Carrie Bourdow, Colin Broom, Mark Corrigan, Charles A. Rowland, Jr., Theodore Schroeder, George H. Talbot and Stephen Webster for election as directors to serve until the 2020 Annual General Meeting. All nominees are presently directors and their biographies are provided above under "Corporate Governance—Board of Directors."

        Unless otherwise instructed in the proxy, all proxies will be voted "FOR" the election of each of the nominees identified above. Shareholders who do not wish their shares to be voted for any of the nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his or her willingness to serve on our board of directors, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. We do not contemplate that any of the nominees will be unable to serve if elected.

        In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast at the Annual General Meeting.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: To Ratify, in a Non-Binding Advisory Vote, the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019 and to Authorize, in a Binding Vote, the Board of Directors, Acting Through the Audit Committee, to set the Auditor's Remuneration

        The audit committee of our board of directors has selected the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. KPMG has served as our independent registered public accounting firm since May 30, 2017. PwC Wirtschaftsprüfung GmbH had previously served as the independent registered public accounting firm for Nabriva Austria until it was dismissed on May 24, 2017. The decision to dismiss PwC was made by the Nabriva Austria audit committee.

        During the fiscal years ended December 31, 2016 and the subsequent interim period through May 24, 2017, there were no (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with reports for such years; or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

        Nabriva Austria provided PwC with a copy of the disclosures above, which it made in its Current Report on Form 8-K dated May 31, 2017 and requested from PwC a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of PwC's letter, dated May 31, 2017, is attached thereto as Exhibit 16.1.

        Our board of directors is seeking shareholder ratification of the selection by the audit committee of KPMG to serve as our independent registered public accounting firm and the authorization of the board of directors, acting through the audit committee, to set the auditor's remuneration. If this proposal is not approved at the AGM, our audit committee may reconsider this selection.

        Representatives of KPMG are expected to be present in person or telephonically at the AGM and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders. Representatives of PwC are not expected to be present at the AGM.

        The affirmative vote of a majority of the votes cast at the AGM is required for this proposal.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019 AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR'S REMUNERATION.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of June 1, 2019 by:

  •
  each of our directors and director nominees;

  •
  each of our "named executive officers";

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our ordinary shares.

        The percentages in the columns entitled "Percentage of Shares Beneficially Owned" are based on a total of 72,782,466 ordinary shares outstanding as of June 1, 2019.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. Our ordinary shares subject to options that are currently exercisable or exercisable within 60 days of June 1, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the ordinary shares beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors, Director Nominees and Named Executive Officers:
Daniel Burgess(1)	104,839	*	%
George H. Talbot(2)	136,840	*	%
Mark Corrigan(3)	68,839	*	%
Stephen Webster(4)	76,839	*	%
Charles A. Rowland, Jr.(5)	118,200	*	%
Carrie Bourdow(6)	52,567	*	%
Colin Broom(7)	891,837	1.21%
Steven Gelone(8)	290,210	*	%
Theodore Schroeder(9)	279,027	*	%
Francesco Lavino(10)	116,219	*	%
All current directors and executive officers as a group (13 individuals)(11)	2,484,921	3.32%
5% Shareholders:
Entities affiliated with Vivo(12)	6,619,190	9.09%
Novo Holdings A/S(13)	4,703,720	6.46%
Longitude Capital Management Co., LLC(14)	4,012,375	5.51%
Frazier Healthcare(15)	4,012,374	5.51%
OrbiMed Private Investments V, L.P.(16)	3,919,600	5.39%

*
Less than one percent.

(1)
Consists of (i) 36,000 ordinary shares and (ii) 68,839 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(2)
Consists of (i) 47,640 ordinary shares and (ii) 89,200 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(3)
Consists of 68,839 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(4)
Consists of (i) 8,000 ordinary shares and (ii) 68,839 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(5)
Consists of (i) 53,000 ordinary shares and (ii) 65,200 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(6)
Consists of 52,567 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(7)
Consists of (i) 175,000 ordinary shares directly owned by Dr. Broom and (ii) 716,837 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(8)
Consists of (i) 28,526 ordinary shares and (ii) 261,684 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(9)
Consists of (i) 66,527 ordinary shares and (ii) 212,500 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(10)
Consists of (i) 3,719 ordinary shares and (ii) 112,500 ordinary shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2019.

(11)
Consists of (i) 457,470 ordinary shares and (ii) 2,027,451 ordinary shares issuable upon exercise of stock options within 60 days of June 1, 2019.

(12)
Based solely upon Schedule 13G filed on February 14, 2019, which sets forth beneficial ownership as of December 31, 2018. Consists of (i) 4,218,777 ordinary shares and held by Vivo Hong Kong VIII Co., Limited, wholly owned subsidiary of Vivo Capital Fund VIII, L.P., (ii) 582,556 ordinary shares held by Vivo Hong Kong VIII Surplus Co., Limited, wholly owned subsidiary of Vivo Capital Surplus Fund VIII, L.P. and (iii) 1,817,857 ordinary shares and held by Vivo Opportunity, LLC. Vivo Capital VIII, LLC is the general partner of both Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. The voting members of Vivo Capital VIII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares of Vivo Hong Kong VIII Co., Limited and Vivo Hong Kong VIII Surplus Co., Limited. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to these shares of Vivo Opportunity, LLC and each of whom disclaims beneficial ownership of such shares. The address for Vivo Capital VIII, LLC and Vivo Opportunity, LLC is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(13)
Based solely upon Schedule 13G filed on February 1, 2019, which sets forth beneficial ownership as of December 31, 2018. Novo Holdings A/S, a Danish limited liability company, is wholly owned by Novo Nordisk Fonden (the "Foundation"), a Danish commercial foundation. Novo Holdings A/S is the holding company in the group of Novo companies (currently comprised of Novo Nordisk A/S, Novozymes A/S and NNIT A/S) and is responsible for managing the Foundation's assets, including its financial assets. Based on the governance structure of Novo Holdings A/S and the Foundation, the Foundation disclaims any beneficial ownership of the shares held by Novo Holdings A/S. Novo Holdings A/S, through its board of directors (the "Novo Board"), has the sole power to vote and dispose of the shares. Lars Rebien Sorensen, Steen

  Riisgaard, Francis Cuss, Jean-Luc Butel, Jeppe Christiansen and Vivian Monges serve on the Novo Board and may exercise voting and dispositive control over the shares only with the support of a majority of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares. The business address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(14)
Based solely upon Schedule 13G filed on August 7, 2018, which sets forth beneficial ownership as of July 31, 2018 for Longitude Venture Partners II, L.P. ("LVPII"), Longitude Capital Partners II, LLC ("LCPII"), Juliet Tammenoms Bakker and Patrick G. Enright. The ordinary shares are owned of record by LVPII. LCPII is the sole general partner of LVPII, and Ms. Bakker and Mr. Enright are managing members of LCPII. The address for these entities and persons is 2740 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(15)
Based solely upon Schedule 13G filed on August 2, 2018, which sets forth beneficial ownership as of July 24, 2018 for Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P. FHM VII, L.P. is the general partner of both Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P., and FHM VII, L.L.C. is the general partner of FHM VII, L.P. Alan Frazier, Nader Naini, Patrick Heron, James Topper, Nathan Every and Brian Morfitt are the members of FHM VII, L.L.C. and therefore share voting and investment power over the ordinary shares. The address for these entities and persons is c/o Frazier Healthcare Partners, 601 Union Street, Suite 3200, Seattle, Washington 98101.

(16)
Based solely upon the Schedule 13D filed on January 26, 2018, which sets forth beneficial ownership as of January 24, 2018 for OrbiMed Private Investments V-NB B.V., or OPI V-NB and OrbiMed Private Investments V, L.P., or OPI V. OrbiMed Private Investments V Cooperatief U.A., or Cooperatief, is the sole stockholder of OPI V-NB. OPI V is the majority member of Cooperatief, and OrbiMed Capital GP V LLC, or GP V, is the sole general partner of OPI V. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP V. GP V and OrbiMed Advisors may be deemed to have beneficial ownership of the shares held by OPI V and OPI V-NB. OrbiMed Advisors exercises its investment and voting power with respect to the shares held by OPI V-NB and OPI V through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of such shares. Each of GP V and OrbiMed Advisors disclaims beneficial ownership of the shares held by OPI V and OPI V-NB except to the extent of its or his pecuniary interest therein, if any. The address for these entities is 601 Lexington Avenue, 54th floor, New York, New York 10022.

 OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the AGM. However, if any other matters are properly presented to the AGM, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual and Extraordinary Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement, annual report, Irish statutory financial statements or Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of any such document to any shareholder upon request submitted in writing to us at Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Investor Relations, or by calling (610) 816-6640. Any shareholder who wants to receive separate copies of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Shareholder Proposals for 2020 Annual General Meeting of Shareholders

        Proposals of shareholders intended to be presented at our 2020 Annual General Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our offices at 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Secretary, no later than February 15, 2020, in order to be included in the proxy statement and proxy card relating to that meeting.

        In addition, shareholders who intend to present matters for action at our 2020 Annual General Meeting or nominate directors for election to our board of directors (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our memorandum and articles of association. For such matters under our memorandum and articles of association, proper written notice must be received by the Secretary at our registered office at the address noted above, no earlier than February 15, 2020 and no later than March 17, 2020; except if the date of the 2020 Annual General Meeting is changed by more than thirty (30) days from the first anniversary date of the 2019 Annual General Meeting, the shareholder's notice must be so received not earlier than one hundred and twenty (120) days prior to such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to such annual general meeting or (ii) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made.

Important Notice of the Internet Availability of Proxy Materials for the Annual General Meeting:

        The Notice and Proxy Statement, Irish Statutory Financial Statements and 2018 Annual Report are available at www.envisionreports.com/nbrv.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Eastern Time, on July 31, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/NBRV delete QR code and control # oΔr scan the≈ QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NBRV Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of directors to serve until the 2020 Annual General Meeting of Shareholders For Against Abstain For Against Abstain For Against Abstain 01 - Daniel Burgess 02 - Carrie Bourdow 03 - Colin Broom 04 - Mark Corrigan 05 - Charles A. Rowland, Jr. 06 - Theodore Schroeder 07 - George H. Talbot 08 - Stephen Webster For Against Abstain 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and to authorize the Board of Directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration. 3. To transact such other business as may properly come before the meeting, including any adjournment or postponement thereof. Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. This proxy is only valid when signed and dated. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 3 4 4 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 8 1 D M 4 0331FB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposal 2. Annual Meeting Proxy Card1234 5678 9012 345

2019 Annual General Meeting Admission Ticket 2019 Annual General Meeting of Nabriva Therapeutics plc Shareholders July 31, 2019 3:00 p.m. Irish Time 25-28 North Wall Quay Dublin 1, Ireland Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual General Meeting of Shareholders July 31, 2019 3:00 p.m. Irish Time Nabriva Therapeutics plc 25-28 North Wall Quay Dublin 1, Ireland This proxy is solicited by the Board of Directors Theodore Schroeder, Gary Sender and Robert Crotty, or any of them, each with the power of substitution, are hereby appointed as proxies, and authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Nabriva Therapeutics plc to be held on July 31, 2019 or at any postponement or adjournment thereof. A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Theodore Schroeder, Gary Sender and Robert Crotty, please contact our Company Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast. Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — Nabriva Therapeutics plc Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/NBRV